                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [_]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_] Confidential, for Use of the Commission Only (as permitted by Rule 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                  BUCA, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

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     (4) Date Filed:

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

                            [LOGO OF BUCA DI BEPPO]

                                   BUCA, INC.

                         1300 Nicollet Mall, Suite 5003
                          Minneapolis, Minnesota 55403
                                 (612) 288-2382

                                PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS

                                 JUNE 12, 2001

                                 VOTING METHOD

   The accompanying Proxy Statement describes important issues affecting BUCA, Inc. If you are a shareholder of record, you have the right to vote your shares by telephone or by mail. You may also revoke your proxy any time before the Annual Meeting. Please help us save time and postage costs by voting by telephone. Voting by telephone is available 24 hours a day and your vote will be confirmed and posted immediately. To vote:

  1.  BY TELEPHONE

    a. On a touch-tone telephone, call toll-free 1-800-240-6326 24 hours a day, seven days a week.

    b. Enter the 3-digit company number and 7-digit control number, which are located in the upper right hand corner of the proxy card.

    c.  Follow the simple recorded instructions.

  2.  BY MAIL (Do not mail the proxy card if you are voting by telephone.)

    a.  Mark your selections on the proxy card.

    b.  Date and sign your name exactly as it appears on your proxy card.

    c.  Mail the proxy card in the enclosed postage-paid envelope.

   If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions from the holder of record that you must follow in order for your shares to be voted.

                 Your vote is important. Thank you for voting.

                            [LOGO OF BUCA DI BEPPO]

                                   BUCA, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TIME.....................    10:00 a.m., Central Daylight Time, on Tuesday,
                             June 12, 2001.

PLACE....................    Hyatt Hotel
                             1300 Nicollet Mall
                             Minneapolis, Minnesota 55403

ITEMS OF BUSINESS........    (1)  To elect two directors for three-year terms.

                             (2)  To amend our 1996 Stock Incentive Plan.

                             (3) To approve the appointment of Deloitte & Touche LLP auditors.

                             (4)  To act upon any other business that may
                                  properly come before the meeting.

RECORD DATE..............    You may vote if you are a shareholder of record
                             at the close of business on April 25, 2001.

ANNUAL REPORT............    Our 2000 Annual Report has been included in this
                             package.

PROXY VOTING.............    It is important that your shares be represented
                             and voted at the Annual Meeting. Please vote in one of these two ways:

                             (1) USE THE TOLL-FREE TELEPHONE NUMBER shown on the proxy card,

                             OR

                             (2) MARK, SIGN, DATE AND PROMPTLY RETURN the enclosed proxy card in the postage-paid envelope.

                             You may revoke any proxy at any time prior to its exercise at the Annual Meeting.

                                          /s/ Greg A. Gadel

                                          Greg A. Gadel
                                          SECRETARY

Approximate Date of Mailing of
Proxy Material: May 2, 2001

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----
GENERAL INFORMATION ABOUT THE MEETING AND VOTING..........................   1
  What is the purpose of the Annual Meeting?..............................   1
  Who may vote?...........................................................   1
  Who may attend the Annual Meeting?......................................   1
  What constitutes a quorum?..............................................   1
  How may I vote?.........................................................   1
  May I vote confidentially?..............................................   2
  May I change my vote?...................................................   2
  How does the board recommend I vote?....................................   2
  How many votes are required to approve each item?.......................   2
  What if other matters are presented for determination at the Annual
   Meeting?...............................................................   2
  Who pays the expenses incurred in connection with the solicitation of
   proxies?...............................................................   3
  How do I get additional copies of the Annual Report?....................   3
ITEM ONE--ELECTION OF DIRECTORS...........................................   4
  Director Nominees.......................................................   4
  General Information About the Board of Directors........................   4
  Director Compensation...................................................   5
  Board Committees........................................................   5
  Board Meetings During Fiscal 2000.......................................   5
  Compensation Committee Interlocks and Insider Participation.............   6
  Certain Transactions....................................................   6
  Stock Ownership of Directors, Officers and Principal Shareholders.......   7
  Executive Compensation..................................................   9
    Summary Compensation Table............................................   9
    Fiscal 2000 Stock Option Grants Table.................................   9
    Aggregated Option Exercises in Fiscal 2000 and Fiscal Year-End Option
     Value Table..........................................................  10
  Report of the Compensation Committee on Executive Compensation..........  11
  Report of the Audit Committee...........................................  13
  Independent Auditors' Fees..............................................  13
  Financial Information Systems Design and Implementation Fees............  13
  All Other Fees..........................................................  13
  Auditor Independence....................................................  13
ITEM TWO--APPROVAL OF AMENDMENTS TO OUR 1996 STOCK INCENTIVE PLAN.........  14
  Introduction............................................................  14
  General Description of Our 1996 Stock Incentive Plan....................  14
  Plan Administration.....................................................  14
  Eligibility.............................................................  14
  Types of Awards Under the Plan..........................................  15
  Acceleration of Awards, Lapse of Restrictions, Forfeiture...............  16
  Adjustments, Modifications, Termination.................................  16
  Federal Tax Considerations..............................................  16
  Registration with the SEC...............................................  17
ITEM THREE--APPOINTMENT OF INDEPENDENT AUDITORS...........................  18
ADDITIONAL INFORMATION....................................................  18
  Comparison of Total Shareholder Return..................................  18
  Section 16(a) Beneficial Ownership Reporting Compliance.................  19
  Shareholder Proposals...................................................  19

                                  BUCA, INC.
                        1300 Nicollet Mall, Suite 5003
                         Minneapolis, Minnesota 55403

                               ----------------

                                PROXY STATEMENT

                        ANNUAL MEETING OF SHAREHOLDERS

                                 June 12, 2001

                               ----------------

   The board of directors of BUCA, Inc. (the "company," "we" or "us") is soliciting the enclosed proxy for the Annual Meeting of Shareholders to be held at the Hyatt Hotel, 1300 Nicollet Mall, Minneapolis, Minnesota, on Tuesday, June 12, 2001, at 10:00 a.m., Central Daylight Time, and for any adjournment of the meeting.

               GENERAL INFORMATION ABOUT THE MEETING AND VOTING

What is the purpose of the Annual Meeting?

   At our Annual Meeting, shareholders will act upon the matters described in the accompanying notice of meeting, including the election of two directors, approval of amendments to the 1996 Stock Incentive Plan and appointment of our independent auditors. In addition, our management will report on the performance of the company during fiscal 2000 and respond to questions from shareholders.

Who may vote?

   Only shareholders of record of our common stock at the close of business on the record date, April 25, 2001, are entitled to receive notice of the Annual Meeting and to vote the shares of common stock that they held on the record date, at the meeting, or any postponement or adjournment of the meeting. As of the record date for the Annual Meeting, each share of common stock had one vote on each matter to be voted upon.

Who may attend the Annual Meeting?

   All shareholders as of the record date, or their duly appointed proxies, may attend the meeting. Seating, however, is limited. Admission to the meeting is on a first-come, first-served basis and seating begins at approximately 9:30 a.m. Cameras and recording devices are not permitted at the meeting.

   Please note that if you hold shares in "street name" (that is, through a bank, broker or other nominee), you will need to bring personal identification and a copy of a statement reflecting your stock ownership as of the record date and check in at the registration desk at the meeting.

What constitutes a quorum?

   The presence at the meeting, in person or by proxy, of the holders of a majority of common stock outstanding on the record date will constitute a quorum, permitting the meeting to conduct its business. As of the record date, 16,160,502 shares of our common stock were outstanding. Proxies received but marked as abstentions will be included in the calculation of the number of shares considered to be present at the meeting for purposes of determining whether there is a quorum.

How may I vote?

   You may vote by completing and properly signing the enclosed proxy card and returning it to the company in the envelope provided. If you are a registered shareholder (whose shares are owned in your name and not in "street name") and attend the meeting, you may deliver your completed proxy card in person. In addition, registered shareholders may vote by telephone by following the instructions on the inside of the front cover of these materials. "Street name" shareholders who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares.

May I vote confidentially?

   Yes. Our policy is to treat all shareholder meeting proxies, ballots and voting tabulations of a shareholder confidentially, if the shareholder has requested confidentiality on the proxy card or ballot.

   If you so request, your proxy will not be available for examination nor will your vote be disclosed prior to the tabulation of the final vote at the Annual Meeting except (1) to meet applicable legal requirements, (2) to allow the independent election inspectors to count and certify the results of the vote or (3) where there is a proxy solicitation in opposition to the board of directors, based upon an opposition proxy statement filed with the Securities and Exchange Commission. The independent election inspectors may at any time inform us whether or not a shareholder has voted.

May I change my vote?

   Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with our Secretary either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

How does the board recommend I vote?

   Unless you give instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the board of directors. The board's recommendation is set forth together with the description of each item in this proxy statement. In summary, the board of directors recommends a vote:

  FOR election of the director nominees (see page 4),

  FOR approval of amendments to our 1996 Stock Incentive Plan (see page 14), and

  FOR approval of the appointment of Deloitte & Touche LLP as our independent auditors (see page 18).

   For any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the board of directors or, if no recommendation is given, in their own discretion.

How many votes are required to approve each item?

   The affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote and present in person or by proxy at the Annual Meeting will be required for approval of each proposal presented in this proxy statement. A properly executed proxy marked "ABSTAIN" with respect to any matter will be counted for purposes of determining whether there is a quorum and will be considered present in person or by proxy and entitled to vote. Accordingly, an abstention will have the effect of a negative vote. A shareholder (including a broker) who does not give authority to a proxy to vote, or who withholds authority to vote, on a proposal will not be considered present and entitled to vote on the proposal.

What if other matters are presented for determination at the Annual Meeting?

   As of the date of this Proxy Statement, management knows of no matters that will be presented for determination at the meeting other than those referred to in this Proxy Statement. If any other matters properly come before the meeting calling for a vote of shareholders, proxies in the enclosed form returned to us will be voted in accordance with the recommendation of the board of directors, or, in the absence of such a recommendation, in accordance with the judgment of the proxy holders.

Who pays the expenses incurred in connection with the solicitation of proxies?

   We will pay expenses in connection with the solicitation of proxies. Proxies are being solicited principally by mail and by telephone. In addition, our directors, officers and regular employees may solicit proxies personally, by telephone, fax or special letter.

How do I get additional copies of the Annual Report?

   Our Annual Report for the fiscal year ended December 31, 2000, including financial statements, has been included in this package. For additional copies, please contact Greg A. Gadel, our Chief Financial Officer, at (612) 288-2382 or mail your request to Mr. Gadel at our address listed above.

                        ITEM ONE--ELECTION OF DIRECTORS

Director Nominees

   Proxies solicited by the board of directors will, unless otherwise directed, be voted for the election of two nominees to serve as Class II directors for three-year terms expiring in 2004 or until their successors are elected. The two nominees are Peter J. Mihajlov and Paul Zepf. Both of the nominees are currently directors.

   The board of directors has no reason to believe that either of the nominees is not available or will not serve if elected. If for any reason either nominee becomes unavailable for election, the board of directors may designate substitute nominees, in which event the shares represented by proxies returned to us will be voted for such substitute nominees, unless an instruction to the contrary is indicated on the proxy.

General Information About the Board of Directors

   Our board of directors consists of seven members. Our Articles of Incorporation, as amended, provide that the board of directors be divided into three classes of as nearly equal size as possible. Our board is divided into three classes with staggered three-year terms. Mr. Mihajlov and Mr. Zepf are Class II directors whose terms expire at the annual shareholders' meeting in 2001. Mr. Micatrotto, Mr. Roberts and Mr. Whaley are Class III directors whose terms expire at the annual shareholders' meeting in 2002. Mr. Hays and Mr. Yarnell are Class I directors whose terms expire at the annual shareholders' meeting in 2003.

   At each annual meeting of shareholders, the successors to directors whose terms then expire will be elected to serve for a full term of three years. This classification of the board may delay or prevent changes in our control or in our management. Pursuant to the terms of Mr. Micatrotto's employment agreement, the board is required to use its best efforts to cause Mr. Micatrotto to continue to be elected to the board as long as he is our Chief Executive Officer.

   Following is information regarding the nominees and directors, including information furnished by them as to their principal occupations. All of the present directors were elected to the board of directors by our shareholders. See page 7 for a table showing the number of shares of our common stock beneficially owned by each director as of April 25, 2001.

   Joseph P. Micatrotto, 49, joined BUCA in 1996 as our President and Chief Executive Officer, and as a director and in July 1999 became Chairman of the Board. Mr. Micatrotto's 27 year career in restaurant management includes being CEO of Panda Management Company, Inc., where he led the company's expansion, and president and CEO of Chi-Chi's Mexican Restaurant, Inc., where he was instrumental in its national growth. Mr. Micatrotto is active on various boards and industry groups. He currently serves on the board of directors of the National Restaurant Association and the American Beverage Institute.

   Philip A. Roberts, 61, co-founded BUCA in 1993. He has been a director since 1993 and served as Chairman of our board of directors until July 1999. Mr. Roberts is also a principal of Parasole Restaurant Holdings, Inc., which he co-founded in 1986. Mr. Roberts has been involved in the restaurant industry since 1977, when he co-founded with Mr. Mihajlov the first of several privately-held restaurant companies, which later merged to form Parasole.

   Peter J. Mihajlov, 61, co-founded BUCA in 1993 and has served as a director since 1993. Mr. Mihajlov is also a principal of Parasole, which he co-founded in 1986. Mr. Mihajlov has been in the restaurant industry since 1977, when he and Mr. Roberts co-founded the first of several privately-held restaurant companies, which later merged to form Parasole. Prior to that, Mr. Mihajlov served in a variety of marketing and business management positions within The Pillsbury Company over the course of 17 years.

   Don W. Hays, 58, co-founded BUCA in 1993 and has served as a director since 1993. Mr. Hays is also a principal of Parasole, which he co-founded in 1986. Prior to that, Mr. Hays founded Hospitality Management

Group, Inc. in 1977, which later merged to form Parasole. Mr. Hays has been involved in the restaurant industry since 1964, when he joined Dayton's Restaurant Division, of which he later became Director of Operations.

   John P. Whaley, 48, has served as a director of BUCA since 1996. He is a partner of Norwest Equity Partners and Norwest Venture Partners, and has been a partner or officer of these and affiliated private equity investment funds since 1977. Mr. Whaley is also a director of several privately held companies.

   David Yarnell, 45, has served as a director of BUCA since 1996. He has been a General Partner of Brand Equity Ventures since April 1997. He was a Vice President of Consumer Venture Partners from June 1993 to December 1999. Mr. Yarnell also serves on the board of directors of Alloy Online, a publicly held company.

   Paul Zepf, 36, has served as a director of BUCA since 1998. He is currently a Managing Director of Lazard Freres & Co. LLC. Previously, he was a Managing Director of Centre Partners Management L.L.C., and a managing director of Corporate Advisors, L.P. Mr. Zepf is also a director of Nationwide Credit, Inc.

Director Compensation

   Our directors are reimbursed for certain reasonable expenses incurred in attending board meetings. Directors who are also our employees receive no remuneration for services as members of the board of directors or any board committee. Directors who are not employed by us have received certain grants of stock options.

Board Committees

Executive Committee

   The executive committee of the board, comprised of Messrs. Micatrotto, Roberts and Yarnell, provides advice and counsel to the Chief Executive Officer regarding the day to day operations of the company. While the executive committee may recommend policies and actions for the board's consideration, it does not have the authority to take any action on behalf of the board.

Compensation Committee

   The compensation committee of the board, comprised of Messrs. Roberts, Hays, Whaley and Zepf, is responsible for reviewing and establishing the compensation structure for our officers, including salaries, participation in incentive compensation and benefit plans, stock option plans and other forms of compensation, and is responsible for administering our 1996 Stock Incentive Plan, 2000 Stock Incentive Plan, the Stock Option Plan for Non-employee Directors and our Employee Stock Purchase Plan.

Audit Committee

   The audit committee of the board, comprised of Messrs. Mihajlov, Whaley and Hays, is responsible for recommending to the board our independent auditors, analyzing the reports and recommendations of the auditors and reviewing internal audit procedures and controls.

   All members of the audit committee are "independent" as that term is defined in the applicable listing standards of The Nasdaq Stock Market. The responsibilities of the audit committee are set forth in the Audit Committee Charter, adopted by the company's board of directors on April 25, 2000, and amended and restated on March 30, 2001. A copy of the company's Audit Committee Charter is included as Exhibit A to this Proxy Statement.

Board Meetings During Fiscal 2000

   The board of directors met seven times during fiscal 2000. The Securities and Exchange Commission rules require disclosure of those directors who attended fewer than 75% of the aggregate total of meetings of the board and board committees on which the director served during the last fiscal year. No director attended fewer than 75% of the aggregate total of these meetings.

Compensation Committee Interlocks and Insider Participation

   The compensation committee is responsible for establishing and administering the company's policies involving the compensation of executive officers. During fiscal 2000, the members of the compensation committee were Philip A. Roberts, and Don W. Hays, John P. Whaley and Paul Zepf. During the period prior to April 1998, Messrs. Roberts and Hays served as officers of the company and several of its subsidiaries.

   During fiscal 2000, we paid Roberts Consulting LLC, an entity controlled by Mr. Roberts, a total of $110,500 for consulting services provided to the company. We also paid Steven Roberts, son of Mr. Roberts, a total of $322,000 for his architectural services.

Certain Transactions

   Vendor Relationship with Parasole Good Earth Bakery. We have a vendor relationship with Parasole Good Earth Bakery, owned by Parasole, through which the bakery provides various baked goods to our restaurants in the Minneapolis/St. Paul market. The relationship can be terminated at any time at our discretion. The amount paid by us to the bakery in fiscal 2000 was $92,000. We believe the terms of the supply arrangement are at least as favorable as we could obtain from unrelated parties.

   Agreement with Roberts Consulting LLC. In January 2000, we entered into an agreement with Roberts Consulting LLC. Roberts Consulting is controlled by our director, Philip Roberts. Under the agreement we pay Roberts Consulting $6,500 for each new restaurant opening in exchange for consulting services and assistance with new restaurant openings. During fiscal 2000, we paid Roberts Consulting a total of $110,500 for its consulting services.

   Agreement with Steven Roberts. Steven Roberts, son of our director, Philip Roberts, from time to time performs architectural services for us under a letter agreement. The amount paid by us to Mr. Roberts for these services in fiscal 2000 was $322,000. We believe the terms of the letter agreement are at least as favorable as we could obtain from unrelated parties.

   Agreement with Joseph P. Micatrotto. On February 6, 2001, the company's board of directors approved a $150,000 unsecured loan to Joseph P. Micatrotto, a director of the company and the company's Chairman, President and Chief Executive Officer. The note bears interest at the rate of 8% per annum. The loan was made on March 15, 2001 and $150,000 is outstanding as of April 25, 2001.

   Payments to John Mihajlov. John Mihajlov, son of our director, Peter Mihajlov, is a Regional Vice President of the company. During fiscal 2000, we paid him a salary of $80,000 and a bonus of $51,000.

   Payments to Joseph Micatrotto, Jr. Joseph Micatrotto, Jr., son of our Chairman, President and Chief Executive Officer, Joseph P. Micatrotto, is a Paisano Partner. During fiscal 2000, we paid him a salary of $41,000 and a bonus of $23,000.

Stock Ownership of Directors, Officers and Principal Shareholders

   The following table sets forth information regarding the beneficial ownership of our common stock as of April 25, 2001 by:

  . each shareholder known by us to beneficially own more than five percent of our common stock,

  .  each of our directors and director nominees,

  .  the executive officers named in the Summary Compensation Table on page
     9, and

  .  all of our directors and executive officers as a group.

   Except as otherwise noted below, each of the shareholders identified in the table has sole voting and investment power with respect to the shares of common stock beneficially owned by the person.

                                                                    Shares
                                                                 Beneficially
                                                                  Owned(/1/)
                                                               -----------------
Name of Beneficial Owner                                        Number   Percent
------------------------                                       --------- -------
Norwest Equity Partners V, L.P.(/2/).......................... 1,423,897   8.8
Arbor Capital Management, LLC(/3/)............................   917,500   5.7
Lord, Abbett & Co.(/4/).......................................   936,598   5.8
T. Rowe Price Associates, Inc.(/5/)........................... 1,416,800   8.8
Capital Guardian Trust Company(/6/)........................... 1,149,900   7.1
Philip A. Roberts(/7/)........................................   293,048   1.8
Don W. Hays(/8/)..............................................   311,228   1.9
Peter J. Mihajlov(/9/)........................................   324,194   2.0
John P. Whaley(/10/).......................................... 1,423,897   8.8
David Yarnell(/11/)...........................................       --    --
Paul Zepf(/12/)...............................................     1,300    *
Joseph P. Micatrotto(/13/)....................................   138,331    *
Greg A. Gadel(/14/)...........................................    15,695    *
Leonard A. Ghilani(/15/)......................................     8,001    *
All directors and executive officers as a group
 (9 persons).................................................. 2,515,694  15.4

----------------

*  Less than 1%.

(/1/)Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission that generally attribute beneficial ownership of securities to persons who possess sole or shared voting power and/or investment power with respect to those securities and includes shares of common stock issuable pursuant to the exercise of stock options that are immediately exercisable or exercisable within 60 days. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them. Percentage ownership calculations are based on 16,160,502 shares of common stock outstanding.

(/2/)Includes options for the purchase of 10,665 shares of common stock exercisable within 60 days granted to John P. Whaley. The address for Norwest Equity Partners V, L.P. is 3600 IDS Center, 80 South 8th Street, Minneapolis, Minnesota 55402.

(/3/)Based on a Schedule 13G filed with the Securities and Exchange Commission on February 12, 2001. Arbor Capital Management, LLC has sole voting power with respect to 791,400 shares of common stock. The address for Arbor is One Financial Plaza, 120 South Sixth Street, Suite 1000, Minneapolis, Minnesota 55402.

(/4/)Based on a Schedule 13G filed with the Securities and Exchange Commission on January 19, 2001. The address for Lord, Abbett is 90 Hudson Street, Jersey City, New Jersey 07302.

(/5/)Based on a Schedule 13G filed with the Securities and Exchange Commission on February 6, 2001. T. Rowe Price Associates, Inc. has sole voting power with respect to 521,400 shares of common stock. The address for T. Rowe Price Associates, Inc. is 100 E. Pratt Street, Baltimore, Maryland 21202.

(/6/)Based on a Schedule 13G filed with the Securities and Exchange Commission on February 12, 2001. Capital Guardian Trust Company is deemed to be the beneficial owner of 1,149,900 shares as a result of its serving as the investment manager of various institutional accounts. Capital Group International, Inc. is the parent holding company of Capital Guardian Trust Company. Capital Group International, Inc. does not have investment power or voting power over the securities reported; however, Capital Group International, Inc. may be deemed to "beneficially own" the securities reported by virtue of Rule 13d-3 under the Securities Exchange Act of 1934, as amended. Capital Guardian Trust Company has sole voting power with respect to 991,900 shares of common stock. The address for Capital Guardian Trust Company is 11100 Santa Monica Blvd., Los Angeles, California 90025.

(/7/)Includes (1) 69,333 shares owned by the Roberts Family Limited
     Partnership II; (2) 120,666 shares owned by Mr. Roberts' wife; (3) options for the purchase of 21,333 shares of common stock exercisable within 60 days granted to Mr. Roberts; and (4) options for the purchase of 515 shares of common stock exercisable within 60 days granted to Mr. Robert's wife. The address for Mr. Roberts is 1300 Nicollet Mall, Suite 5003, Minneapolis, Minnesota 55403.

(/8/)Includes (1) 108,333 shares owned by the Hays Family Limited Partnership;
     (2) 52,633 shares owned by the Linda Hays Revocable Trust; and (3) options for the purchase of 8,000 shares of common stock exercisable within 60 days granted to Mr. Hays. The address for Mr. Hays is 3001 Hennepin Avenue South, Suite 301A, Minneapolis, Minnesota 55408.

(/9/)Includes (1) 126,666 shares owned by the Mihajlov Family Limited
     Partnership; (2) 71,666 shares owned by Mr. Mihajlov's wife; (3) 18,560 shares held by Peter J. Mihajlov Trust; and (4) options for the purchase of 8,000 shares of common stock exercisable within 60 days granted to Mr. Mihajlov. The address for Mr. Mihajlov is 3001 Hennepin Avenue South, Suite 301A, Minneapolis, Minnesota 55408.

(/10/)Consists of options for the purchase of 10,665 shares of common stock exercisable within 60 days granted to Mr. Whaley and 1,413,232 shares of common stock beneficially owned by Norwest Equity Partners V, L.P. Mr. Whaley is a managing administrative partner of Itasca Partners V, LLP, the general partner of Norwest Equity Partners V, L.P. All voting and investment power with respect to the shares is held by the managing partners and managing administrative partner of Itasca Partners V, LLP. Mr. Whaley disclaims beneficial ownership of the 1,413,232 shares of common stock owned by Norwest Equity Partners V, L.P. except to his pecuniary interest therein. The address for Mr. Whaley is 3600 IDS Center, 80 South 8th Street, Minneapolis, Minnesota 55402.

(/11/)The address for Mr. Yarnell is One Stamford Plaza, 263 Tresser Blvd.,
      16th Floor, Stamford, Connecticut 06901.

(/12/)The address for Mr. Zepf is 30 Rockefeller Plaza, 50th Floor, New York,
      New York 10020.

(/13/)Consists of options for the purchase of 138,331 shares of common stock exercisable within 60 days granted to Mr. Micatrotto. The address for Mr. Micatrotto is 1300 Nicollet, Suite 5003, Minneapolis, Minnesota 55403.

(/14/)Includes options for the purchase of 14,005 shares of common stock exercisable within 60 days granted to Mr. Gadel. The address for Mr. Gadel is 1300 Nicollet, Suite 5003, Minneapolis, Minnesota 55403.

(/15/)Consists of options to purchase 8,001 shares of common stock exercisable within 60 days granted to Mr. Ghilani. The address for Mr. Ghilani is 1300 Nicollet, Suite 5003, Minneapolis, Minnesota 55403.

Executive Compensation

   Summary Compensation Table. The following table contains information concerning compensation for fiscal 2000 and fiscal 1999 earned by our Chairman, President and Chief Executive Officer, our Chief Financial Officer and our Chief Operations Officer.

                          Summary Compensation Table

                                                                   Long-Term
                                                      Annual      Compensation
                                                   Compensation      Awards
                                                  --------------- ------------
                                                                   Securities
                  Name and                        Salary   Bonus   Underlying
             Principal Position              Year   ($)     ($)   Options (#)
             ------------------              ---- ------- ------- ------------
Joseph P. Micatrotto........................ 2000 322,796     --    190,000
 Chairman, President and Chief Executive
  Officer                                    1999 309,615 100,000   126,666
Greg A. Gadel............................... 2000 153,483     --     42,000
 Chief Financial Officer                     1999 143,544  70,000    20,000
Leonard A. Ghilani.......................... 2000 147,428     --     26,000
 Chief Operations Officer                    1999 137,461  75,800    20,000

   Stock Option Grants Table. The following table sets forth certain information concerning all stock options granted during fiscal 2000 to the named executive officers. We did not grant any stock appreciation rights or restricted stock awards during fiscal 2000.

                     Fiscal 2000 Stock Option Grants Table

                                                                               Potential Realizable
                                                                                 Value at Assumed
                                                                               Annual Rates of Stock
                                                                              Price Appreciation For
                                                           Option Term           Option Term(/2/)
                                                    ------------------------- -----------------------
                          Number of    Percent of
                            Shares    Total Options
                          Underlying   Granted to    Exercise or
                           Options    Employees in    Base Price   Expiration
          Name             Granted        2000      ($/Share)(/1/)    Date      5% ($)      10% ($)
          ----           ------------ ------------- -------------- ---------- ----------- -----------
Joseph P. Micatrotto.... 190,000(/3/)     34.8%         $12.59        2010      1,504,639   3,813,188
Greg A. Gadel...........  42,000(/4/)      7.7%          12.51        2010        330,346     837,161
Leonard A. Ghilani......  26,000(/5/)      4.8%          12.75        2010        208,441     528,230

----------------

(/1/)The exercise price may be paid in cash, in shares of common stock valued at fair market value on the exercise date, or in a combination of cash and shares.

(/2/)The hypothetical potential appreciation shown in these columns reflects the required calculations at annual assumed appreciation rates of 5% and 10%, as set by the Securities and Exchange Commission, and therefore is not intended to represent either historical appreciation or anticipated future appreciation of the common stock.

(/3/)Options for the purchase of 50,000 shares vested on December 31, 2000.
     Options for the purchase of 140,000 shares will vest on the following dates: 40,000 shares on December 31, 2001; 40,000 shares on December 31, 2002; 40,000 shares on December 31, 2003; and 20,000 shares on December 31, 2004.

(/4/)Options for the purchase of 10,000 shares vested on December 31, 2000.
     Options for the purchase of 20,000 shares will vest in four equal annual installments beginning on December 31, 2001. Options for the purchase of 12,000 shares vested or will vest in five equal annual installments beginning on October 29, 2000.

(/5/)Options for the purchase of 20,000 shares vested or will vest in five equal installments beginning on December 31, 2000. Options for the purchase of 6,000 shares will vest in three equal annual installments beginning on December 20, 2001.

   Fiscal Year-End Option Value Table. The following table sets forth certain information concerning options exercised by named executive officers in fiscal 2000 and unexercised stock options held by the named executive officers as of fiscal 2000 year-end.

                Aggregated Option Exercises in Fiscal 2000 and
                      Fiscal Year-End Option Value Table

                                                  Number of Shares              Value of
                                               Underlying Unexercised         In-the-Money
                          Number of                  Options at                Options at
                           Shares                 December 31, 2000      December 31, 2000(/1/)
                          Acquired    Value   ------------------------- -------------------------
          Name           on Exercise Realized Exercisable Unexercisable Exercisable Unexercisable
          ----           ----------- -------- ----------- ------------- ----------- -------------
Joseph P. Micatrotto....   76,520    $759,995   211,664      300,001    $1,516,063   $1,057,155
Greg A. Gadel...........   29,331     147,220    18,000       91,335        78,415      476,486
Leonard A. Ghilani......    5,333      17,786     9,333       54,000        61,351      218,540

----------------
(/1/)Based on a closing sale price of our common stock of $14.688 per share at December 29, 2000, the last trading day of our 2000 fiscal year.

   Employment Agreements. We entered into an employment agreement with Joseph
P. Micatrotto on July 22, 1996, which was subsequently amended and restated in February 1999 and further amended in September 2000. Under the terms of the agreement, Mr. Micatrotto is currently serving as our Chairman, President and Chief Executive Officer for a term expiring on December 31, 2004. The agreement provides that Mr. Micatrotto's annual salary will be $375,000 for the current year, $400,000 for the year ended December 31, 2002, $425,000 for the year ended December 31, 2003, and $450,000 for the year ended December 31, 2004. Mr. Micatrotto is eligible to receive a yearly bonus based upon certain performance criteria established by the board. In connection with the amendment of Mr. Micatrotto's employment agreement in February 1999, Mr. Micatrotto received options to purchase 126,666 shares of our common stock at an exercise price of $11.25 per share, 6,666 of which vested or vest on each of December 31, 1999, 2000 and 2001 and 53,334 of which vest on each of December 31, 2002 and 2003. We also have agreed to reimburse Mr. Micatrotto's reasonable and necessary business expenses. Mr. Micatrotto is entitled to the following termination benefits:

    . If Mr. Micatrotto is terminated by us for cause or if Mr. Micatrotto terminates his employment, he will receive no additional compensation or termination benefits.

    . If Mr. Micatrotto is terminated because of death or physical or mental disability, he or his estate will be entitled to a termination payment of two years' base salary then in effect, payable in 24 equal monthly installments.

    . If Mr. Micatrotto terminates his employment upon 30 days' prior written notice following a change in control of the company, because his duties are substantially reduced or negatively altered without his prior written consent, or if Mr. Micatrotto's employment is terminated by us without cause following a change in control or within 180 days prior to a change in control and the termination is related to the change in control, he will be entitled to a termination payment of 18 months' base salary then in effect, payable in 18 monthly installments. If Mr. Micatrotto terminates employment as a result of a change in control, but his duties have not been substantially reduced or negatively altered, he will be entitled to a termination payment of 12 months' base salary then in effect, payable in 12 monthly installments.

    . If Mr. Micatrotto is terminated by us without cause and not associated with a change in control, he will be entitled to a termination payment of 18 months' base salary then in effect, payable in 18 monthly installments.

   The agreement also contains fringe benefits, confidentiality and non-competition provisions.

   On April 1, 1997, we entered into a letter agreement with Greg A. Gadel under which Mr. Gadel will be entitled one year's base compensation in effect at the time of termination if his employment is terminated as a result of a change in control of BUCA or if he terminates his employment following a change in control if his duties are substantially reduced or negatively altered.

Report of the Compensation Committee on Executive Compensation

   Philip A. Roberts, Don W. Hays, John P. Whaley and Paul Zepf are members of the Compensation Committee (the "Committee") of the Board of Directors. For fiscal year ended 2000, all decisions concerning executive compensation were made by the Committee. The Committee is responsible for setting and administering the policies governing annual compensation of the executive officers of the company. The Committee reviews and approves the President and Chief Executive Officer's recommendations regarding the performance and compensation levels for executive officers, other than himself.

Overview

   The goals of the company's executive officer compensation policies are to attract, retain and reward executive officers who contribute to the company's success, to align executive officer compensation with the company's performance and to motivate executive officers to achieve the company's business objectives. The company uses salary, bonus compensation and option grants to attain these goals. The Committee reviews compensation surveys and other data to enable the Committee to compare the company's compensation package with that of similarly-sized restaurant companies.

Salary

   Base salaries of executive officers are reviewed annually, and if deemed appropriate, adjustments are made based on individual executive officer performance, scope of responsibilities and levels paid by similarly-sized restaurant companies. In determining the salaries of the executive officers, the Committee considered information provided by the company's President and Chief Executive Officer and salary data from industry surveys, and may from time to time consider salary surveys and similar data prepared by an executive recruitment consulting firm.

   The President and Chief Executive Officer is responsible for evaluating the performance of all other executive officers and recommends salary adjustments which are reviewed and approved by the Committee. In addition to considering the performance of individual executive officers and information concerning competitive salaries, significant weight is placed on the financial performance of the company in considering salary adjustments.

Bonus Compensation

   Cash bonuses for each executive officer are determined annually by the Committee. At the beginning of each year, the Committee chooses five of the following six performance targets upon which to base bonus compensation for that year: (i) number of new restaurant openings, (ii) number of operating weeks, (iii) restaurant operating profit, (iv) total sales, (v) general and administrative expenses and (vi) comparable restaurant sales. These are the same targets used in determining the President and Chief Executive Officer's cash bonus. For fiscal 2000, the Committee excluded the general and administrative expenses target from the bonus calculation. Performance against the established goals is determined annually by the Committee and based on such determination, the Committee approves payment of appropriate bonuses.

Stock Options

   The company strongly believes that equity ownership by executive officers provides incentives to build shareholder value and align the interests of executive officers with the shareholders. The size of an initial option grant to an executive officer has generally been determined with reference to similarly-sized restaurant companies, the responsibilities and future contributions of the executive officer, as well as recruitment and retention considerations. In fiscal 2000, the President and Chief Executive Officer recommended to the Committee and the Board of Directors, and the Committee and the Board of Directors approved, stock option grants under the 1996 Stock Incentive Plan to the executive officers.

Compensation of Chief Executive Officer

   The company and Mr. Micatrotto, our President and Chief Executive Officer, entered into an employment agreement upon Mr. Micatrotto's hire in 1996. Prior to the company's initial public offering in April 1999, Mr. Micatrotto's employment agreement was amended and restated. Mr. Micatrotto's employment agreement was further amended in September 2000. See "Executive Compensation-- Employment Agreements" for a general discussion of the agreement. As amended, the agreement set Mr. Micatrotto's base compensation for 2000 at $335,000. In addition, the bonus policy for Mr. Micatrotto is based upon meeting certain company performance targets specified in the agreement. As with the other executive officers, the Committee selected all but general and administrative expenses as the performance targets to be used to determine Mr. Micatrotto's 2000 cash bonus. The performance targets for fiscal 2000 were not met and therefore, no bonus was paid to Mr. Micatrotto. The Committee also approved the grant of options to Mr. Micatrotto covering an aggregate of 190,000 shares of common stock under the 1996 Stock Incentive Plan.

   In addition, the company's board of directors also approved a $150,000 unsecured loan to Mr. Micatrotto. The promissory note bears interest at the rate of 8% per annum. See "Certain Transactions" for a general discussion of the promissory note.

Deductibility of Executive Compensation

   Internal Revenue Code Section 162(m) limits the deductibility of compensation over $1 million paid by a company to an executive officer. The Committee currently does not have a policy with respect to Section 162(m) because it is unlikely that such limit will apply to compensation paid by the company to any of the company's executive officers for at least the current year.

COMPENSATION COMMITTEE
Philip A. Roberts
Don W. Hays
John P. Whaley
Paul Zepf

Report of the Audit Committee

   The role of the company's Audit Committee, which is composed of three independent non-employee directors, is one of oversight of the company's management and the company's outside auditors in regard to the company's financial reporting and the company's controls respecting accounting and financial reporting. In performing its oversight function, the Audit Committee relied upon advice and information received in its discussions with the company's management and independent auditors.

   The Audit Committee has (i) reviewed and discussed the company's audited financial statements for the year ended and December 31, 2000 with the company's management; (ii) discussed with the company's independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 regarding communication with audit committees (Codification of Statements on Auditing Standards, AU sec. 380); and (iii) received the written disclosures and the letter from the company's independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with the company's independent accountants the independent accountants' independence.

   Based on the review and discussions with management and the company's independent auditors referred to above, the Audit Committee recommended to the board of directors that the audited financial statements be included in the company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE
Peter J. Mihajlov
John P. Whaley
Don W. Hays

Independent Auditors' Fees

   The aggregate fees billed for the audit of the company's annual consolidated financial statements for fiscal 2000 and for the review of the company's interim consolidated financial statements for each quarter in fiscal 2000 were $63,650.

Financial Information Systems Design and Implementation Fees

   Deloitte & Touche LLP did not bill any amounts to the company for financial information systems design and implementation during fiscal 2000.

All Other Fees

   The company also paid its principal accountant $241,000 for all other services for fiscal 2000. These fees related primarily to preparation and review of the company's tax returns, consulting related to tax planning and audits related to equity offerings made by the company.

Auditor Independence

   The Audit Committee has considered whether, and has determined that, the provision of services described under "All Other Fees" was compatible with maintaining the independence of Deloitte & Touche LLP as the company's principal accountants.

   ITEM TWO--APPROVAL OF AMENDMENTS TO OUR 1996 STOCK INCENTIVE PLAN

Introduction

   On October 1, 1996, our shareholders approved the 1996 Stock Incentive Plan of BUCA, Inc. and Affiliated Companies. The purpose of the plan is to motivate our key personnel to produce a superior return for our shareholders by facilitating their ownership of our common stock and by rewarding them for achieving a high level of corporate financial performance. The plan is also intended to facilitate recruiting and retaining key personnel of outstanding ability by providing an attractive capital accumulation opportunity. As of April 25, 2001, options to purchase 1,548,929 shares of common stock had been issued under the plan, 154,845 shares had been issued under the plan and 96,226 shares were available for future grants.

   In addition to the 1996 Stock Incentive Plan, our board of directors adopted a 2000 Stock Incentive Plan on April 25, 2000. The plan will remain in effect until all stock subject to it has been distributed, until all awards have expired or lapsed, or until April 25, 2010. We have reserved 300,000 shares of our common stock for awards under the plan. All of our employees, other than our officers and directors, are eligible to receive awards under the plan.

General Description of Our 1996 Stock Incentive Plan

   In fiscal 2000, our board of directors and shareholders approved amendments to the 1996 Stock Incentive Plan to increase the total number of shares reserved for issuance to 1,800,000 and to allow shares issued under the plan, but reacquired by the company, to be available for future awards under the plan. To enable us to continue to make awards under the plan, our board of directors has approved another amendment to the plan to increase the number of shares reserved for issuance by 500,000, increasing the total number of shares reserved under the plan to 2,300,000, subject to shareholder approval. We are asking shareholders to approve the amendment to the plan at the Annual Meeting.

   There are currently 1,800,000 shares of our common stock available for awards under the plan. This number of shares under the plan is subject to adjustment for future stock splits, stock dividends, and similar changes in the capitalization of our company. The plan will remain in effect until all stock subject to it has been distributed, until all awards have expired or lapsed, or until October 1, 2006. In addition, our board of directors may terminate the plan at any time, subject to the conditions stated in the plan.

   The plan is not subject to the Employee Retirement Income Security Act of 1974 and is not a "qualified plan" under Section 401(a) of the Internal Revenue Code of 1986.

Plan Administration

   The 1996 Stock Incentive Plan is administered by a committee of members of our board of directors. The committee has the authority, subject to the terms of the plan, to adopt, revise, and waive rules relating to the plan. The committee is also responsible for determining when and to whom awards will be granted, the form of each award, the amount of each award, and any other terms of an award, consistent with the plan.

   Members of the committee are designated by our board of directors and serve on the committee for an indefinite term, at the discretion of the board. The Compensation Committee of our board of directors currently serves as the committee that administers the plan. The committee may delegate its responsibilities under the plan to members of our management, or to others, with respect to the grants of awards to employees who are not deemed to be executive officers of our company under relevant federal securities laws.

Eligibility

   All employees of BUCA, Inc. and its "affiliates," as defined in the plan, are eligible to receive awards under the plan. As of December 31, 2000, we had 4,000 employees. Awards other than incentive stock options may be granted by the committee to individuals or entities that are not our employees, but who provide services to our company or its affiliates as consultants or independent contractors. The selection of those to whom awards under the plan are made is within the sole discretion of the committee.

Types of Awards Under the Plan

   The types of awards that may be granted under the plan include incentive and non-statutory stock options, restricted stock, stock appreciation rights, performance shares, and other stock-based awards. The following is a brief description of the material characteristics of each type of award.

   Incentive and Non-Statutory Stock Options. Both incentive stock options and non-statutory stock options may be granted under the plan. The exercise price of an option is determined by the committee and set forth in an option agreement. The exercise price for non-qualified stock options may be less than, equal to or greater than the fair market value of our common stock on the date the option is granted. Stock options may be granted and exercised at such times as the committee may determine, which is reflected in the exercise schedule set forth in an option agreement. Unless federal tax laws are modified:

  . no incentive stock option may be granted more than 10 years after October 1, 1996, which was the effective date of the plan;

  . an incentive stock option may not be exercised more than 10 years after the date it was granted; and

  . the aggregate fair market value of shares of our common stock underlying incentive stock options held by any participant under the plan, and under any other plan of our company or of our affiliates, that first become exercisable in any calendar year may not exceed $100,000.

   Additional restrictions apply to incentive stock options granted to persons who beneficially own 10% or more of the outstanding shares of our common stock.

   The purchase price for common stock purchased upon the exercise of stock options may be payable in cash, in our common stock having a fair market value on the date the option is exercised equal to the option price of the stock being purchased, or a combination of cash and stock, as provided in the option agreement. In addition, the committee may permit recipients of stock options to simultaneously exercise options and sell the common stock purchased upon exercise and to use the sale proceeds to pay the purchase price.

   Restricted Stock and Other Stock-Based Awards. The committee is authorized to grant, either alone or in combination with other types of awards, restricted stock and other stock-based awards. Restricted stock may contain such restrictions, including provisions requiring forfeiture and imposing restrictions on stock transfer, as the committee may determine and set forth in the option agreement.

   The committee may provide that, unless forfeited, a recipient of an award of restricted stock will have all rights of a company shareholder, including voting and dividend rights.

   Stock Appreciation Rights and Performance Awards. The recipient of a stock appreciation right receives all or a portion of the amount by which the fair market value of a specified number of shares, as of the date the right is exercised, exceeds a price specified by the committee at the time the right is granted, as set forth in the recipient's agreement. The price specified by the committee must be at least 100% of the fair market value of our common stock on the date the right is granted.

   Performance awards entitle the recipient to payment in amounts determined by the committee, and set forth in the recipient's agreement, based upon the achievement of specified performance targets during a specified term.

   Payments for stock appreciation rights and performance awards may be paid in cash, shares of our common stock, or a combination of cash and shares, as determined by the committee.

Acceleration of Awards, Lapse of Restrictions, Forfeiture

   The committee may provide in the applicable agreement for the lapse of restrictions on restricted stock or other awards, accelerated vesting of stock options, stock appreciation rights, and other awards, or acceleration of the term with respect to which the achievement of performance targets for performance awards is determined in the following circumstances:

  .  a change in control of the company;

  .  other fundamental changes in the corporate structure of the company;

  .  death, disability, or qualified retirement; or

  .  such other events as the committee may determine.

Adjustments, Modifications, Termination

   The plan gives the committee discretion to adjust the kind and number of shares available for awards or subject to outstanding awards, the exercise price of outstanding stock options, and performance targets for, and payments under, outstanding performance awards upon mergers, recapitalizations, stock dividends, stock splits, or similar changes affecting us. Adjustments in performance targets and payments on performance shares are also permitted upon the occurrence of such other events as may be specified by the committee.

   The plan also gives our board of directors the right to terminate, suspend, or modify the plan. Amendments to the plan are subject to shareholder approval, however, if needed to comply with Rule 16b-3 under the Securities Exchange Act or federal tax laws relating to incentive stock options.

   Under the plan, the committee may generally cancel outstanding stock options and stock appreciation rights in exchange for cash payments to the recipients upon dissolutions, liquidations, mergers, statutory share exchanges, or similar events involving us.

Federal Tax Considerations

   Incentive Stock Options. Option recipients do not realize taxable income, and we are not entitled to any related deduction, when we grant recipients an incentive stock option. The Internal Revenue Code requires that recipients satisfy the following employment and holding period requirements to obtain the tax benefits given to incentive stock options:

  . unless they die or become disabled, they must remain employed by us or a subsidiary during the entire period starting on the date the option was granted and ending three months before the date the option was exercised.

  . unless they die, they must hold the shares they receive upon exercise of the option for the longer of (1) two years from the date the option was granted, or (2) one year from the date the option was exercised.

   If the recipient satisfies the statutory employment and holding period conditions, then they will not realize taxable income upon the exercise of the option, and we will not be entitled to any related deduction. Upon disposition of the shares after expiration of the statutory holding periods, any gain or loss they realize will be a capital gain or loss, and we will not be entitled to any related deduction.

   Except in connection with the recipient's death, if a recipient exercises an incentive stock option and then disposes of the shares before the expiration of the statutory holding periods (a "disqualifying disposition"), he or she will realize ordinary income in the year of disposition equal to the lesser of (1) the total gain realized on disposition, or (2) the difference between the exercise price and the fair market value of the shares on the date of exercise. We will be entitled to a deduction at the same time and in the same amount as the recipient realizes ordinary income. Any gain they realize on the disposition in excess of the amount treated as ordinary income, or any loss they realize on the disposition, will be capital gain or loss.

   If recipients pay the exercise price with shares of stock that the recipient originally acquired upon the exercise of an incentive stock option and the statutory holding periods for those shares have not been met, they will be treated as having made a disqualifying disposition of those shares. The tax consequences of such a disqualifying disposition will be as described above.

   The foregoing discussion applies only for regular tax purposes. For alternative minimum tax purposes, an incentive stock option will be treated as if it were a non-statutory stock option, the tax consequences of which are discussed below.

   Non-Statutory Stock Options. Option recipients do not realize taxable income, and we are not entitled to any related deduction, when we grant recipients a non-statutory stock option. When they exercise a non-statutory stock option, they will realize ordinary income, and we will be entitled to a related deduction, equal to the excess of the fair market value of the shares on the date of exercise over the option price. Upon disposition of the shares, any additional gain or loss they realize will be taxed as a capital gain or loss.

   Restricted Stock. Unless recipients file an election to be taxed under
Section 83(b) of the Internal Revenue Code, the following federal tax consequences will apply:

  .  they will not realize income upon the grant of the restricted stock;

  . they will realize ordinary income, and we will be entitled to a related deduction, when the restrictions on their stock have been removed or have expired; and

  . the amount of their ordinary income and our deduction will be the fair market value of the stock on the date the restrictions are removed or expire.

   If recipients elect to be taxed under Section 83(b), then the tax consequences to them and us will be determined as of the date of the grant of the restricted stock, rather than as of the date of the removal or expiration of the restrictions.

   When they dispose of restricted stock, the difference between the amount they receive upon disposition and the fair market value of the shares on the date they realized ordinary income will be taxed as a capital gain or loss.

   Stock Appreciation Rights and Performance Awards. Recipients will not realize income upon the award of a stock appreciation right or performance shares. They will realize ordinary income, and we will be entitled to a related deduction, when cash or shares of common stock are delivered to them upon exercise of a stock appreciation right or in payment of a performance shares award. The amount of ordinary income and deduction will be the amount of cash, plus the fair market value of the shares on the date they receive them. Upon a subsequent disposition of any shares received, any additional gain or loss they realize will be taxed as capital gain or loss.

Registration with the SEC

   Following approval of the increase in the number of shares available under the plan, we intend to amend our registration statement covering the plan to include the additional shares.

   OUR BOARD OF DIRECTORS RECOMMENDS THAT OUR SHAREHOLDERS VOTE TO APPROVE THE AMENDMENT TO THE 1996 STOCK INCENTIVE PLAN OF BUCA, INC. AND AFFILIATED COMPANIES.

                ITEM THREE--APPOINTMENT OF INDEPENDENT AUDITORS

   Proxies solicited by the board of directors will, unless otherwise directed, be voted to approve the appointment by the board of directors of Deloitte & Touche LLP as our independent auditors for the fiscal year ending December 30, 2001. We have employed Deloitte & Touche LLP in this capacity since 1997.

   A representative from Deloitte & Touche LLP will be at the Annual Meeting and will have the opportunity to make a statement if such representative so desires and will be available to respond to questions during the meeting.

   OUR BOARD OF DIRECTORS RECOMMENDS THAT OUR SHAREHOLDERS VOTE TO APPROVE THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS.

                            ADDITIONAL INFORMATION

Comparison of Total Shareholder Return

   The graph below compares the cumulative total shareholder return(/1/), assuming the reinvestment of all dividends on our common stock for the period beginning April 20, 1999(/2/), and ending on December 31, 2000.

                       [Performance Graph Appears Here]

                                         April 20, December 26, December 31,
                                           1999        1999         2000
                                         --------- ------------ ------------
      Standard & Poor's 500 Stock Index    $100      $113.10        90.15
      Standard & Poor's Small Cap
       Restaurant Index                    $100      $ 85.57       110.83
      BUCA, Inc.                           $100      $ 73.96       122.40

(/1/)Assumes that $100 was invested on April 20, 1999, in our common stock at the initial public offering price of $12 and at the closing sales price for each index, and that all dividends were reinvested. We have not declared dividends on our common stock. You should not consider shareholder returns over the indicated period to be indicative of future shareholder returns.

(/2/)The effective date of our initial public offering was April 20, 1999. For purposes of this presentation, we have assumed that our initial public offering price of $12 would have been the closing sales price on April 19, 1999, the day prior to commencement of trading.

Section 16(a) Beneficial Ownership Reporting Compliance

   The SEC rules require disclosure of those directors, officers and beneficial owners of more than 10% of the our common stock who fail to file on a timely basis reports required by Section 16(a) of the Securities Exchange Act of 1934 during the most recent fiscal year. Based solely on review of reports furnished to us and written representations that no other reports were required during the fiscal year ended December 31, 2000, all Section 16(a) filing requirements were met.

Shareholder Proposals

   Shareholder proposals for consideration at our 2001 Annual Meeting must follow the procedures set forth in Rule 14a-8 under the Securities Exchange Act of 1934 and our By-laws. To be timely under Rule 14a-8, they must be received by our Secretary by December 3, 2000, in order to be included in the Proxy Statement. Under our By-laws, if a shareholder plans to propose an item of business to be considered at any annual meeting of shareholders, that shareholder is required to give notice of the proposal to our Secretary at least 90 days prior to the anniversary of the most recent annual meeting and to comply with certain other requirements. The proposals also must comply with all applicable statutes and regulations.

                                                                      Exhibit A

                                  BUCA, Inc.

                            Audit Committee Charter

I. Purpose

  The primary function of the Audit Committee is to assist the Board of Directors of BUCA, Inc. in fulfilling its oversight responsibilities related to corporate accounting, financial reporting practices, quality and integrity of financial reports as well as legal compliance and business ethics. The Audit Committee's primary duties and responsibilities are to:

  . Provide an open avenue of communication among the independent accountants, financial and senior management and the Board of Directors.

  . Serve as an independent and objective party to monitor the corporation's financial reporting process and internal control system.

  . Review and appraise the audit efforts of the corporation's independent accountants.

II. Membership

  The Audit Committee shall be comprised of three or more directors as determined by the Board of Directors, each of whom shall be independent directors as defined in Rule 4200 of the National Association of Securities Dealers, Inc. The members will be free from any financial, family or other material personal relationships that, in the opinion of the Board of Directors or Audit Committee members, would interfere with the exercise of his or her independence from management and the corporation. All members of the Audit Committee will have a working familiarity with basic finance and accounting practices, and at least one member of the Audit Committee must have accounting or related financial management experience.

  The members of the Audit Committee shall be elected by the Board of Directors at the annual organizational meeting of the Board of Directors. Unless the Board of Directors elects a Chair, the members of the Audit Committee may designate a Chair by majority vote of the committee.

III. Meetings

  A majority shall constitute a quorum of the Audit Committee. A majority of the members in attendance shall decide any questions brought before any meeting of the Committee.

  As part of its job to foster open communication, the Audit Committee has access to management and the independent accountants to discuss any matters that the Committee or any one of these groups feels need to be discussed privately. In addition, the Audit Committee or at least the Chair should meet with management quarterly to review the corporation's quarterly financial results prior to release. The Audit Committee is entitled to rely on information provided by the corporation's management and the independent accountants with respect to, among things, the nature of services provided by the independent accountants and the fees paid for such services.

IV. Responsibilities and Duties

  The Audit Committee will fulfill their duties and responsibilities as follows:

  A. General

    . Adopt a formal written charter that is adopted by the full Board of Directors that specifies scope of responsibility, membership, etc. The charter will be reviewed as necessary, but at least annually.

    .  Maintain minutes or other records of meetings and activities.

    . Report Committee actions to the Board of Directors with recommendations the Committee may deem appropriate.

  B. Independent Accountants

    . Recommend to the Board of Directors the selection of independent accountants for the annual financial audit, considering independence and effectiveness. Review and approve the discharge of the independent accountants.

    . Consult with independent accountants without management's presence about internal controls, disagreements between the independent accountants and management, and the completeness/accuracy of financial statements.

    . Review, prior to the annual audit, the scope and general extent of the independent accountants' audit examinations including their engagement letter.

    . Be apprised on audit work performed by other accounting firms that the independent accountants rely on.

    . On an annual basis, review and discuss with the accountants all significant relationships that accountants have with the corporation to determine the accountants' independence. This should include a review of management consulting services.

    . Consider results of the independent accountants' last peer review, litigation status and disciplinary actions, if any.

    . Review the terms of proposed engagements of the independent accountants relating to services to the corporation (other than those services rendered in respect of the audit or review of the corporation's annual or quarterly financial statements) prior to such engagements.

    . Consider whether the provision of the services by the independent accountants (other than those services rendered in respect of the audit or review of the corporation's annual or quarterly financial statements) is compatible with maintaining the independent accountants' independence.

  C. Financial Statements/Internal Controls

    . Review annual financial statements with management and the independent accountants to determine that the independent accountants are satisfied with the disclosure and content of the financial statements, and approve such financial statements prior to release of the annual earnings.

    .  Review the SEC Form 10-K prior to its filing.

    . Consider independent accountants' judgments regarding the quality and appropriateness of financial statements.

    . Make inquiries of management and independent accountants' concerning the adequacy of the corporation's system of internal controls.

    . Inquire of management and the independent accountants about significant risks or exposures, including legal matters, that exist and assess the steps management has taken to minimize such risks and exposures.

  The above list represents examples of actions the Audit Committee may take in fulfilling their responsibilities. The list shall not be construed as mandatory functions of the committee. The Audit Committee has the power to conduct or authorize investigations into any matters within the committee's scope of responsibilities. The duties and responsibilities of a member of the Audit Committee are in addition to those duties set out for a member of the Board of Directors.

                                  * * * * * *

  Adopted by BUCA Audit Committee on March 30, 2001.

  /s/ Peter J. Mihajlov
  -------------------------------
  Peter J. Mihajlov

  /s/ John Whaley
  -------------------------------
  John Whaley

  /s/ David Yarnell
  -------------------------------
  David Yarnell

                            [LOGO OF BUCA DI BEPPO]

                                   BUCA, INC.

                         ANNUAL MEETING OF SHAREHOLDERS

                             Tuesday, June 12, 2001
                   10:00 a.m., Central Daylight Savings Time

                                  Hyatt Hotel
                               1300 Nicollet Mall
                             Minneapolis, Minnesota



- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -



Buca, Inc.
1300 Nicollet Mall, Minneapolis, Minnesota 55403                           Proxy
--------------------------------------------------------------------------------



This proxy is solicited by the Board of Directors for use at the Annual Meeting of Shareholders to be held on June 12, 2001 and at any adjournment thereof.

By signing this proxy, you revoke all prior proxies and appoint Joseph P. Micatrotto and Greg A. Gadel, and each of them, as Proxies, each with full power of substitution, to vote, as designated on the reverse side and below, at the Annual Meeting of Shareholders to be held on June 12, 2001, and at any adjournment thereof, all shares of Common Stock of BUCA, Inc. registered in your name at the close of business on April 25, 2001.

This proxy when properly executed will be voted as specified on the reverse side, but, if no direction is given, this proxy will be voted FOR Items 1, 2 and
3. Notwithstanding the foregoing, if this proxy is to be voted for any nominee named on the reverse side and such nominee is unwilling or unable to serve, this proxy will be voted for a substitute in the discretion of the Proxies. The Proxies are authorized to vote in their discretion upon such other matters as may properly come before the Annual Meeting or any adjournment thereof.



                      See reverse for voting instructions.

                                                             -------------------
                                                             COMPANY #
                                                             CONTROL #
                                                             -------------------


There are two ways to vote your Proxy

Your telephone vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE --TOLL FREE -- 1-800-240-6326 -- QUICK *** EASY *** IMMEDIATE

* Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12 p.m. (ET) on June 11, 2001.
* You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which are located above.
* Follow the simple instructions the voice provides you.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to BUCA, Inc. c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.

                               Please detach here
                              \/                \/
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -



         The Board of Directors Recommends a Vote FOR Items 1, 2 and 3.

1. Election of   01 Peter J. Mihajlov   [_] Vote FOR     [_] Vote WITHHELD
   Directors:    02 Paul Zepf               all nominees     from all nominees
                                            (except as
                                            marked)

(Instructions: To withhold authority to vote for any _________________________ indicated nominee, write the number(s) of the
nominee(s) in the box provided to the right.)        _________________________

2. Approval of amendments to our 1996 Stock Incentive Plan as specified in our proxy statement.

             [_] For              [_] Against         [_] Abstain

3. Ratification of the appointment of Deloitte & Touche LLP as independent auditors for the 2001 fiscal year.

             [_] For              [_] Against         [_] Abstain

Address Change? Mark Box [_]  Indicate changes below:

                                          Dated:_________________________, 2001

                                          _____________________________________

                                          _____________________________________

                                          Signature(s) in Box
                                          Please sign exactly as your name(s)
                                          appear on proxy. Jointly owned
                                          shares will be voted as directed if
                                          one owner signs unless another owner
                                          instructs to the contrary, in which
                                          case the shares will not be voted.
                                          Trustees, administrators, etc.,
                                          should include title and authority.
                                          Corporations should provide full
                                          name of corporation and title of
                                          authorized officer signing the proxy.